                                                                   EX-99.9(a)(1)

                          [Morgan Stanley Letterhead]



June 1, 1998

The Brinson Relationship Funds
209 South LaSalle Street
Chicago, IL  60604

RE: AMENDMENT TO MULTIPLE SERVICES AGREEMENT EFFECTIVE JUNE 1, 1998 SCHEDULES B1, D, E AND F TO REFLECT THE ADDITION OF THE BRINSON
     U.S. Large Capitalization Value Equity Fund, the Brinson Global Bond Fund and the Brinson Short-Term Fund and Elimination of the Brinson SHORT-TERM FUND AND THE BRINSON GLOBAL EQUITY FUND

Dear Sirs:

     We refer to the Multiple Services Agreement effective May 9, 1997 (the "MSA") between Morgan Stanley Trust Company and The Brinson Relationship Funds.

     The parties hereby agree as follows:

     1. "Schedule B1 - List of Series of Brinson Relationship Funds" as amended January 27, 1998" IS REPLACED in its entirety with Schedule B1 (AS LAST
                        -----------
     AMENDED ON JUNE 1, 1998), attached hereto.

     2. "Schedule D Description of Fund Accounting Services for Brinson Relationship Funds as amended January 27, 1998" IS REPLACED in its entirety
                                                     -----------
     with Schedule D (AS LAST AMENDED ON JUNE 1, 1998), attached hereto.

     3. "Schedule E Description of Transfer Agency Responsibilities for Brinson Relationship Funds as amended January 27, 1998" IS REPLACED in its
                                                             -----------
     entirety with Schedule E (LAST AMENDED ON JUNE 1, 1998), attached hereto.

     4. "Schedule F - Fee Schedule for Brinson Relationship Funds as amended January 27, 1998" IS REPLACED in its entirety with Schedule F (AS LAST
                       -----------
     AMENDED ON JUNE 1, 1998), attached hereto.

     The MSA, as amended by this letter amendment, shall continue in full force and effect.
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Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Michael Reinbold, Morgan Stanley Trust Company, 1 Pierrepont Plaza, Brooklyn, NY 11201.

                                        Very truly yours,

                                        MORGAN STANLEY TRUST COMPANY

                                        By:

                                        Name:   Giacomo Federico
                                        Title:  Principal



Accepted and Agreed:

THE BRINSON RELATIONSHIP FUNDS

By: __________________________
Name:   E. Thomas McFarlan
Title:  President
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                                  SCHEDULE B1
                                  -----------

                LIST OF SERIES OF THE BRINSON RELATIONSHIP FUNDS
                ------------------------------------------------

                            AS AMENDED JUNE 1, 1998

                Brinson U.S. Large Capitalization Value Equity Fund Brinson Global Bond Fund
                Brinson U.S. Cash Management Prime Fund
                Brinson Global Securities Fund
                Brinson Post-Venture Fund
                Brinson High Yield Fund
                Brinson Emerging Markets Equity Fund
                Brinson Emerging Markets Debt Fund
                Brinson Bond Plus Fund
                Brinson U.S. Equity Fund
                Brinson U.S. Large Capitalization Equity Fund
                Brinson U.S. Intermediate Capitalization Equity Fund Brinson EXDEX(R) Fund
                Brinson Non-U.S. Equity Fund
                Brinson U.S. Bond Fund
                Brinson U.S. Short/Intermediate Fixed Income Fund